SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                           FORM 8-A/A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


             Colorocs Information Technology, Inc.
     (Exact name of registrant as specified in its charter)

       Georgia                                58-1482573
(State of incorporation                    (I.R.S. Employer
   or organization)                      Identification No.)

                5600 Oakbrook Parkway, Suite 240
                    Norcross, Georgia 30093
                         (770) 447-3570
 (Address and telephone number of principal executive officers)


     Securities to be registered pursuant to Section 12(b)
                          of the Act:

Title of each class          Name of each exchange on which
to be so registered          each class is to be registered
      None                                 None


If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A.(c)(1) please check the following box.   [BOX]

If this Form relates to the registration of a class of debt securities and is to be become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box.   [BOX]


  Securities registered pursuant to Section 12(g) of the Act:

              Common Stock, No Par Value Per Share
                        (Title of class)

This Registration Statement consists of this cover page, page 1, page II-1, and Exhibit 1.

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
   REGISTERED

Incorporated herein by reference to the Registrant's Registration Statement on Form S-18A (File No. 33-03518-A), which was declared effective as of April 9, 1986. The par value of the Common Stock has been changed from $0.05 par value per share to no par value.

ITEM 2.   EXHIBITS

I.   1.   Specimen Stock Certificate of the Registrant's Common
          Stock, as amended.

     2.   Articles of Incorporation of the Registrant
          (incorporated by reference to Exhibit 3(I) of the Registrant's Annual Report on Form 10-KSB, filed April
          1, 1996).

     3. Bylaws of the Registrant, as amended through June 7, 1990 (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990).

                          SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of April, 1997.


               COLOROCS INFORMATION TECHNOLOGY, INC.
               (Registrant)


               By: /s/ Alan McKeon
                   Alan McKeon, President

                           EXHIBIT 1

             COLOROCS INFORMATION TECHNOLOGY, INC.

              COMMON STOCK, NO PAR VALUE PER SHARE

                   SPECIMEN STOCK CERTIFICATE


[ATTACHMENT -- STOCK CERTIFICATE -- SIDE ONE]
Left corner - number common stock
Right corner shares -CUSIP 196807 40 8
SEE REVERSE FOR CERTAIN DEFINITIONS
Centered - Colorocs Logo - COLOROCS CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

THIS CERTIFIES that

Is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, NO PAR
VALUE EACH, OF
COLOROCS CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the fascimile seal of the Corporation and the fascimile signatures of its duly authorized officers.
NAME CHANGED TO COLOROCS INFORMATION TECHNOLOGIES, INC.


Left bottom corner - Colorocs Seal
Dated:
Conformed Secretary Signature    Conformed Presidents signature
   Secretary                                President

Horizontal along right side far left -- Countersigned and
Registered:
MELLON SECURITIES TRUST COMPANY
By                   Transfer Agent and Registrar,
Authorized Signature

[SIDE TWO]
COLOROCS CORPORATION
The corporation is authorized to issue shares of Special Stock, and the shares represented by this certificate would be subordinate, as to dividends of amounts payable on liquidation, to any shares of certain series of such Special Stock outstanding from time to time. The corporation will furnish to the holder hereof, upon request made to the corporation at its principal place of business, and without charge, a full statement of (i) the designations, preferences, limitations and relative rights and preferences (so far as they have been fixed and determined) between the shares of each series of each such class, (ii) the variations in relative rights and preferences between classes and series of classes of stock which the corporation is authorized to issue, and (iii) the authority of the Board of Directors or shareholders to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws r regulations:
TEN COM  - as tenants in common
TEN ENT  - as tenants by the entireties
JT TEN   - as joint tenants with right of survivorship and not as
           tenants in common
UNIF GIFT MIN ACT - ......... Custodian..........
                     (Cust)             (Minor)
                    Under Uniforn Gifts to Minors
                    Act ...................
                             (State)
Additional abbreviations may also be used though not in the above list.

For value receivd,...........................hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF ASSIGNEE
[LARGE BOX FOR INFORMATION]
 ................................................................
Please print or typewrite name and address including postal zip code of assignee

 ................................................................

 ................................................................

 ..........................................................Shares
of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint........................
 .................................................................
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,...............................

 ............................................................
NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:.........................................
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
MEDALLTON PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.